                                    FORM OF
                          MULTIPLE SERVICES AGREEMENT


          This AGREEMENT is effective May 9, 1997, and is between Morgan Stanley Trust Company, a New York state chartered trust company (the "Bank"), and The Brinson Funds, a Delaware business trust (the "Customer") on behalf of its separate series of shares representing interests in separate portfolios which are listed on Schedule B1, as may be amended from time to time ("Series").

          WHEREAS, Customer is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end investment company; and

          WHEREAS, the Customer desires to enter into one agreement providing for the furnishing of global custody, administrative, accounting and transfer agency services to the Series; and

          WHEREAS, the Bank desires to furnish such services to the Customer or to arrange for the furnishing of such services through the use of certain agents;

          NOW, THEREFORE, IT IS AGREED AS FOLLOWS


                          I.  GLOBAL CUSTODY SERVICES

          The Customer hereby appoints the Bank as its global custodian to the Series, and the Bank hereby accepts such appointment. This Section I. of this Multiple Services Agreement (the "Agreement") relates solely to the provision of global custody services to the Customer.

1.        CUSTOMER ACCOUNTS.

          The Bank agrees to establish and maintain the following accounts ("Accounts"):

          Separate custody accounts for each Series in the name of the Customer on behalf of each such Series as listed in Schedule B1 for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe to the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Sub-section 3 of this Section I.) for the account of the Customer on behalf of a Series ("Securities") and any and all cash equivalents.

          Prior to the delivery of any Assets (as defined hereinafter) by the Customer to the Bank, the Customer shall deliver to the Bank each applicable document or other item listed in Schedule B2, which schedule may be amended from time to time by the Customer and the Bank.

          The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in Sub-section 11 of this Section I.) concerning the Accounts. Such Instructions shall specifically indicate to which Series such Assets belong or, if such Assets belong to more than one Series, shall allocate such Assets to the appropriate Series. The Bank may deliver securities of the same type and class in place of those deposited in the Accounts.

          Upon receipt of Instructions and appropriate documentation, the Bank shall establish additional Accounts, which shall be separately accounted for as additional Accounts under the terms of this Agreement.

          The procedures the Bank and the Customer will use in performing activities in connection with this Agreement are set forth in a client services guide provided to the Customer by the Bank, as such guide may be amended from time to time by the Bank (the "Client Services Guide") with the consent of the Customer; provided, however, that any customer enhancement or amendments deemed
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necessary by the Bank in order to comply with existing or new rules, regulations or market practices, in any jurisdiction, may be made by the Custodian without the consent of the Customer. Any Customer specific procedures which are included in the Client Services Guide must be agreed to or changed in writing by both parties and such Customer specific procedures shall be deemed to be a part of this Agreement.

2.        MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

          Unless Instructions specifically require another location, securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired.

3.        SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

          Subject to the provisions of Sub-section 2 above of this Section I., the Assets held for each Series may be held in custody and deposit accounts that have been established by the Bank (i) with one or more domestic or foreign banks or other institutions as listed on Schedule A1 (the "Subcustodians"), as such Schedule may be amended from time to time by the Bank by ninety (90) days' written notice to the Customer, or (ii) through the facilities of one or more securities depositories or clearing agencies as listed on Schedule A2, as such Schedule may be amended from time to time by the Bank by sixty (60) days' prior written notice to the Customer. (The parties agree that, for so long as required by the 1940 Act and the rules thereunder, including Rule 17f-5, any new securities depositories or clearing agencies are subject to approval or ratification by the Customer's Board of Trustees.) Any

Subcustodian may hold Assets of the Customer in a securities depository and may utilize a clearing agency. Each of the entities listed on Schedule A1 are "Eligible Foreign Custodians" (as such term is defined in Rule 17f-5(c)(2) of the Investment Company Act of 1940 (the "1940 Act")), except as otherwise noted on Schedule A1. Each of the entities listed on Schedule A2 are "Eligible Foreign Custodians" or "Securities Depositories" as such term is defined in Rule 17f-4(a) and (b) of the 1940 Act, or have been so qualified by exemptive order, rule or other appropriate action of the SEC, except as otherwise noted on Schedule A2; provided, however, that although the Bank is of the opinion that
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each of the securities depositories used by it does operate either a central system for handling securities in their respective countries or a transnational system for the central handling of securities or equivalent book-entries, the determination that a securities depository operates a central system absent any official proclamation by the SEC is a factual one and the Bank shall not be liable for any future determination by the SEC that any such securities depository does not in fact operate such a central system.

     The Customer will be given reasonable notice by the Bank of any amendment to Schedule A1 or A2. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.   USE OF SUBCUSTODIAN.

     (a) The Bank will identify the Assets on its books as belonging to the Customer on behalf of a particular Series.

     (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of the Bank. In the event the Subcustodian holds Assets in a securities depository, such Subcustodian shall be required by its agreement with the Bank to identify on its books such Assets as being held for the account of the Bank as custodian for its customers or in such other manner as is required by local law or market practice.

     (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian or its agent.

     (d) Any agreement the Bank enters into with a Subcustodian for holding the Customer's Assets shall provide that: (i) the Account will be adequately indemnified and its assets adequately insured in the event of a loss; (ii) the Assets are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration; (iii) beneficial ownership of such Assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Assets held pursuant to such Agreement as belonging to the Bank on behalf of Customer; (v) the independent public accountants of or designated by, the Customer, will be given access to or confirmation of the contents of the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Assets held by it thereunder; and (vi) Customer will receive periodic reports with respect to the safekeeping of the Assets, including notification of any transfer to or from the Customer's account.

     (e) The Bank shall deliver to the Customer annually documents stating: (i) the identity of each Subcustodian then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian; (ii) the countries in which each Subcustodian is located; and (iii) so long as Rule 17f-5 of the 1940 Act requires the Customer's Board of Trustees to directly approve its foreign custody arrangements, such other information relating to such Subcustodians as may reasonably be requested by the Customer to ensure Customer's compliance with Rule 17f-5 of the 1940 Act. The Bank shall furnish annually to the Customer information concerning such Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval of this Agreement. Bank agrees to provide Customer with notice of any material adverse changes in the facts or circumstances upon which such information is based as soon as practicable after it becomes aware of any such material adverse changes in the normal course of its custodian activities.

5.   CASH TRANSACTIONS.

     (a) All cash received by the Bank for each of the Accounts shall be held by the Bank as a short-term credit balance in favor of the Customer on behalf of the Series to which the Account relates and, because the Bank and the Customer have agreed in writing in advance that such credit balances shall bear interest, the relevant Series shall earn interest at the rates and times as agreed between the Bank and the Customer. The Customer acknowledges that any such credit balances shall not be accompanied by the benefit of any governmental insurance.

     (b) The Bank or its Subcustodians will make cash payments from the Account upon receipt of Instructions.

     (c) In the event that any payment to be made under this Sub-section 5 exceeds the funds available in an Account, the Bank, in its discretion, may advance the Customer on behalf of the relevant Series whose Assets are held in such Account such excess amount which shall be deemed a short-term credit extension which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Client Services Guide, of credits for dividends and interest payments on the Assets. Such credit extensions shall be payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans and consistent with the fee schedule set forth on Schedule F.

     (d) If the Bank credits an Account on a payable date, or at any time prior to actual collection and reconciliation to the Account, with interest, dividends, redemptions or any other amount due, the Customer on behalf of and from the Assets of the Series to which the Account relates will promptly return any such amount upon written notification: (i) that such amount has not been received in the ordinary course of business, or (ii) that such amount was incorrectly credited. If the Customer on behalf of and from the Assets of the Series to which the Account relates does not promptly return any amount upon such notification, the Bank shall be entitled, upon written notification to the Customer, to reverse such credit by debiting the Account for the amount previously credited. The Bank shall be entitled to charge the Customer on behalf of the Assets of the Series in the Account interest for any such credit extension at rates to be agreed upon from time to time or, if such credit is arranged by the Bank with a third party on behalf of the Series, the Customer out of the Series' assets shall reimburse the Bank for any interest charge. In addition to any other remedies available, with respect to the extension of credit to a particular Series, the Bank shall be entitled to a right of set-off against the Assets of such Series to satisfy the repayment of such credit extension and the payment of, or reimbursement for, accrued interest thereon.

     (e) The Bank shall provide the Customer, in a format mutually agreed upon by both parties, the Customer's short-term credit balances in the Account by no later than 9:00 a.m. Eastern Time and securities lending collateral by no later than 11:00 a.m. and updated at 1:00 p.m., on each business day that the Bank is open or authorized to transact business in the State of New York and the Customer shall be entitled to rely on such short-term credit balance calculations. The Bank shall provide the Customer with a five day cash projection report, on each business day that the Bank is open or authorized to transact business in the State of New York. The short-term credit balance and cash projection report shall include Class level shareholder activity from the previous day as reported by each Series' transfer agent.

6.   CUSTODY ACCOUNT TRANSACTIONS.

     (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions. Settlement and payment for Securities received for, and delivery of Securities out of, the Accounts may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs. Under all circumstances, Bank shall use its reasonable efforts to make delivery of Securities to a purchaser, dealer or their agents only against payment subject to local custom and regulations. Delivery of Securities out of an Account may also be made in any other manner specifically required by Instructions.

     (b) The Bank, upon receipt of Instructions, will credit or debit an Account on a contractual settlement date, if consistent with applicable law, with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to an Account on the date cash or Securities are actually received by the Bank and reconciled to such Account.

7.   ACTIONS OF THE BANK.

     The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

     (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

     (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (c) Exchange interim receipts or temporary Securities for definitive Securities.

     (d) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     (e) Receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts.

     (f)  Take non-discretionary action on mandatory corporate actions.

     (g) Pay or cause to be paid, from the Accounts, any and all taxes and levies of any nature imposed on the Assets by any governmental authority in connection with custody of and transactions in such Assets.

     (h) In general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Assets held in the Accounts.

          The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within ninety (90) days of receipt, the Customer shall be deemed to have approved such statement.

          All collections of funds or other property paid or distributed in respect of Securities in the Accounts shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Accounts in respect of which the Bank has agreed to take any action under this Agreement.

8.   CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     (a)  Corporate Actions.  Whenever the Bank receives information concerning
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the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

          When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions, as defined in Sub-section 11 of this Section I., but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to act in accordance with the default option provided by local market practice and/or the issuer of the Securities. Fractional interests resulting from Corporate Action activity shall be treated in accordance with local market practices. The Bank shall be held harmless for any such action provided such action was made in good faith.

          The indemnification provision of this Sub-section 8(a) will survive the termination of this Agreement.

     (b)  Proxy Voting.  The Bank will provide proxy voting services only
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pursuant to the Client Services Guide. Proxy voting services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank).

     (c)  Tax Reclaims.
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          (i) Subject to the provisions hereof and the receipt of Instructions as described in the Client Services Guide, the Bank will timely apply for or facilitate the application for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer. The Bank shall notify the Customer that it is making such application for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer.

          (ii) The provisions of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Bank
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shall use reasonable means to notify Customer of the declarations, documentation and information which the Customer is to provide to Bank in order for the Bank to perform the tax reclaim services described herein. The Customer acknowledges that, if the Bank does not receive such information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

          (iii) The Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank. The provisions of this Sub-section 8(c)(iii) shall survive the termination of this Agreement.

          (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Accounts any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Accounts.

          (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and, upon Instructions as described in the Client Services Guide, the Bank may, if the Bank offers tax reclaim services in new markets, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause and to the extent that the Bank acts in accordance with the information provided on Schedule B2, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction.

          (vi) The Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer for the purpose of obtaining tax reclaims only. This provision does not authorize any other disclosure to any revenue authority or any governmental body without the prior written consent of Customer.

          (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

          (viii) The Bank shall monitor tax reclaims and report on such reclaims on a monthly basis.

9.   NOMINEES.

     Securities which are ordinarily held in registered form may be registered in the name of the Bank, Subcustodian or securities depository or any of their nominees, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. Under no circumstances, shall any of the Securities be registered in the name of Brinson Partners, Inc. unless the Bank has been instructed otherwise. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

     Where the Bank has been instructed by the Customer to hold any Securities in the name of any person or entity other than the Bank, its Subcustodian or any such entity's nominee, the Bank shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities.

10.  AUTHORIZED PERSONS.

     As used in this Agreement, the term "Authorized Person" means persons as have been designated on Schedule B3, or entities as have been designated on Schedule B4, as such Schedules may be amended from time to time by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons or entities shall continue to be Authorized Persons until such time as the Bank receives Instructions that any such person or entity is no longer an Authorized Person. Prior to the delivery of the Assets to the Bank, the Bank shall provide to Customer a list of designated system user ID numbers and passwords that the Customer shall be responsible for assigning to Authorized Persons. The Bank shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Bank agrees to provide additional designated system user ID numbers and passwords as needed by the Customer. The Customer authorizes the Bank to issue new system user ID numbers upon the request of a previously existing Authorized Person. Upon the issuance of additional system user ID numbers by the Bank to the Customer, Schedule B4 shall be deemed automatically amended accordingly. The Customer authorizes and instructs the Bank to assume that a facsimile transmission received which sets forth only the typed name of an Authorized Person is an Instruction sent by an Authorized Person. The Customer authorizes the Bank to receive, act and rely upon any Instructions received by the Bank which have been issued, or purport to have been issued, by an Authorized Person.

     Any Authorized Person may cancel/correct or otherwise amend any Instruction received by the Bank, but the Customer agrees to indemnify the Bank for any liability, loss or expense incurred by the Bank and its Subcustodians as a result of their having relied upon or acted in good faith on any prior Instruction. The Bank will use its reasonable efforts to process trades once the trades have settled, upon receipt of an amendment or cancellation of an Instruction to deliver or receive any security or funds with respect to such trades.

11.  INSTRUCTIONS.

     The term "Instructions" for purposes of Section I. of this Agreement means instructions of any Authorized Person received by the Bank, via telex, facsimile transmission, bank wire, SWIFT or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank reasonably believes in good faith to have been given by Authorized Persons or by such other means as may be agreed in writing by Bank and Customer or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify and provided that such Instructions are timely received by the Bank. Unless otherwise expressed, Instructions shall continue in full force and effect until canceled or superseded.

     The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.


II.  ADMINISTRATIVE, ACCOUNTING AND TRANSFER AGENCY SERVICES

     The Customer hereby appoints the Bank as its administrative, accounting services and transfer agent to the Series, and the Bank hereby accepts such appointment. This Section II. of this Agreement relates solely to the provision of administrative, accounting and transfer agency services to the Customer and its Series. For purposes of this Section II., the term "Bank" shall include the Bank and its agents.

A.   ADMINISTRATIVE SERVICES
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     1.   SERVICES.

          Subject to the succeeding provisions of this section and subject to the direction and supervision of the Board of Trustees of the Customer, Bank shall provide to Customer and each of the Series administrative services as set forth in Schedule C attached hereto and incorporated by reference into this Agreement. In addition to the obligations set forth in Schedule C, the Bank, in its capacity as administrator for the Customer and each of the

Series ("Administrator"), shall: (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Section II.A. of this Agreement; and (ii) take all actions the Bank deems necessary to properly execute administration on behalf of the Series.

     2.   COOPERATION OF OTHER PARTIES.

          So that the Bank may perform its duties under the terms of this Agreement, the Board of Trustees of the Customer shall direct the officers, investment adviser, legal counsel, independent accountants and other agents of the Customer to cooperate with the Bank in performing administrative services hereunder and, upon request of the Bank, to provide such information, documents and advice as is within the possession or knowledge of such persons provided that no such person need provide any information to the Bank if to do so would result in the loss of any privilege with respect to such information unless the Customer elects to waive such privilege. In the event that the Customer does not elect to waive such privilege, the Bank shall not be liable for and shall be indemnified against any losses directly resulting from the failure to deliver such information, documents or advice. In connection with its duties hereunder, the Bank shall be entitled to rely, and shall be held harmless by the Customer when acting in reliance upon the instruction, advice or any documents relating to the Customer as provided to the Bank by any of the aforementioned persons provided that such reliance is reasonable.

          The indemnification provisions of this Sub-section 2 of this Section II.A. shall survive the termination of the Agreement.

     3.   COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

          Any activities performed by the Bank under this Section II.A. of this Agreement shall conform to the requirements of:

          (a) the provisions of the 1940 Act and of any rules or regulations in force thereunder;

          (b) any other applicable provision of state and Federal law;

          (c) the provisions of the Declaration of Trust and the By-Laws of the Customer, as amended from time to time;

          (d) any policies and determinations of the Board of Trustees of the Customer provided to the Bank in writing; and

          (e) the fundamental policies of the Series as reflected in the Customer's registration statement on Form N-1A ("Form N-1A") under the 1940 Act and the Securities Act of 1933 (the "1933 Act") and any amendments thereto.

     4.   NON-EXCLUSIVITY.

          Nothing in this Agreement shall prevent the Bank or any officer or employee thereof from acting as administrator for or with any other person, firm, corporation or trust. While the administrative services supplied to the Customer and the Series may be different than those supplied to other persons, firms, corporations or trusts, the Bank shall provide the Customer and the Series equitable treatment in supplying services. The Bank agrees to maintain the records and all other information of the Customer and the Series as required by the 1940 Act and shall not use such information for any purpose other than the performance of the Bank's duties under this Agreement.

B.   ACCOUNTING SERVICES
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     1.   SERVICES.

          The Bank, in its capacity as accounting services agent for the Customer and the Series ("Accounting Agent"), will in addition to the duties and functions listed below, perform accounting services listed in Schedule D attached hereto.

     2.   INSTRUCTIONS.

          For purposes of this Section II.B. of this Agreement:

          (a) Oral Instructions shall mean an authorization, instruction,
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approval, item or set of data, or information of any kind transmitted to the Bank in person or by telephone, telegram, telecopy, or other mechanical or documentary means lacking a signature, by an Authorized Person, as defined in Sub-section 10 of Section I. of this Agreement or by any of the Customer's officers, employees, shareholders or other agents reasonably believed by Bank to be authorized to give such Oral Instructions.

          (b) Written Instructions shall mean an authorization, instruction,
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approval, item or set of data or information of any kind transmitted to the Bank in original writing containing original signatures or a copy of such document transmitted by telecopy or facsimile transmission including transmission of such signature reasonably identified to the Bank to be the signature of an Authorized Person, as defined in Sub-section 10 of Section I. of this Agreement or by any of the Customer's officers, employees, shareholders or other agents reasonably believed by Bank to be authorized to give such Written Instructions.

     3.   MAINTENANCE OF ACCOUNTS AND RECORDS.

          To the extent the Bank receives the necessary information from the Customer or its agents by Written or Oral Instructions, the Bank shall maintain and keep current the following Accounts and Records relating to the Customer's business in such form as may be mutually agreed upon between the Customer and the Bank:

          (a)  Net Asset Value Calculation Reports;

          (b)  cash Receipts Journal;

          (c)  cash Disbursements Journal;

          (d)  dividends Paid and Payable Schedule;

          (e)  purchase and Sales Journals - Portfolio Securities;

          (f)  security Ledgers - Transaction Report and Tax Lot Holdings
               Report;

          (g)  broker Ledger - Commission Report;

          (h)  daily Expense Accruals;

          (i)  daily Interest Accruals;

          (j)  daily Trial Balance;

          (k)  portfolio Interest Receivable and Income Journal;

          (l)  portfolio Dividend Receivable and Income Register;

          (m) listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security;

          (n)  average daily net assets provided on monthly basis; and

          (o)  daily accounting reports as agreed to by the parties.

          The necessary information to perform the above functions and the calculation of each Series' net asset value as provided below, is to be furnished by Written or Oral Instructions to the Bank daily (in accordance with the time frame identified in Sub-section 7 of this Section II.B.).

     4.   CALCULATION OF NET ASSET VALUE.

          The Bank shall perform the calculations necessary to calculate each Series' net asset value daily, in accordance with: (i) the Customer's Advisory Agreements and Declaration of Trust; (ii) the provisions of the Customer's Form N-1A; and (iii) any other procedures approved by the Board of Trustees of the Customer and supplied to the Bank by the Customer in writing. Portfolio items for which market quotations are available by the Bank's use of automated financial information services which shall be authorized by the

Customer in writing to the Bank ("Services") shall be based on the closing prices of such Services except where the Customer has given or caused to be given specific Written Instructions to utilize a different value. Restricted securities and other securities requiring valuation not readily ascertainable solely by such Services shall be given values as the Customer provides by Written Instructions. The Bank shall not have any responsibility or liability for: (i) the accuracy of prices quoted by any of the Services; (ii) the accuracy of any information supplied by the Customer; or (iii) for any loss, liability, damage, or cost arising out of any inaccuracy, delay or omissions from such data provided by the Services or the Customer. The Bank shall have no responsibility or duty to include information or valuations to be provided by the Customer in any computation unless and until it is timely supplied to the Bank in usable form. The Bank shall record corporate action information of which it has become aware in its capacity as Custodian for Customer or from the Services or the Customer. The Bank shall not have any duty to gather or record corporate action information not supplied by these sources.

          The Bank will not be responsible for any losses, damages or costs to the Customer, the Series or its shareholders for any price errors caused by: the Customer, the Series, its advisers, corporate action and dividend information, or any other party other than the Bank itself.

     5.   AUTHORITY TO ACT UPON RECEIPT OF INSTRUCTIONS.

          For all purposes under Section II.B. of this Agreement, the Bank is authorized to act upon receipt of any Written or Oral Instruction. The Customer agrees to provide Written Instructions to the Bank with respect to trade confirmation and cash instruction. The Bank shall be entitled to rely on any Oral or Written Instruction received. For any act or omission undertaken in compliance with such Oral or Written Instruction received, the Bank shall be free of liability and fully indemnified and held harmless by the Customer, provided, however, that in the event an Oral or Written Instruction received by the Bank is countermanded by a timely later Oral or Written Instruction received by the Bank prior to acting upon such countermanded Instruction, the Bank shall act upon such later Oral or Written Instruction. The indemnification provisions of this Sub-section 5 shall survive termination of this Agreement.

     6.   PROVISION OF REPORTS.

          The Bank shall promptly supply daily and periodic reports to the Customer as requested by the Customer and agreed upon by the Bank.

     7.   PROVISION OF INFORMATION BY THE CUSTOMER.

          The Customer shall provide to the Bank or shall cause to be provided to the Bank as of the close of each business day or on such other schedule as the Bank determines is necessary, Oral or Written Instructions containing any additional data or information necessary for the Bank to maintain the Customer's and the Series' Accounts and Records. Such Oral or Written Instructions shall be delivered to the Bank no later than 11:00 a.m., Eastern time the following business day.

     8.   ADOPTION OF ADDITIONAL PROCEDURES.

          In connection with and in furtherance of the rendering of services under this Section II.B., the Bank and the Customer may from time to time adopt such procedures as agreed upon in writing, and the Bank may conclusively assume that any procedure approved by the Customer or direction by the Customer does not conflict with or violate any requirements of the Customer's Declaration of Trust, By-Laws, or any rule or regulation of any regulatory body or governmental agency.

C.   TRANSFER AGENCY SERVICES
     ------------------------

     1.   SERVICES.

          The Bank, in its capacity as transfer agent to the Customer and the Series ("Transfer Agent") will, in addition to the duties and functions listed below, perform the duties and functions of a transfer agent for an open-end investment company as listed in Schedule E attached hereto. The terms as defined in this Section II.C. wherever used in this Section II.C., or in any amendment or supplement with respect to this Section II.C., shall have the meanings herein specified unless the context otherwise requires.

          Share Certificates shall mean the certificates representing shares of
          ------------------
beneficial interest of the Series.

          Shareholders shall mean the registered owners of the Shares of the
          ------------
Series in accordance with the share registry records maintained by the Bank.

          Shares shall mean the issued and outstanding shares of the Series.
          ------

          Signature Guarantee shall mean the guarantee of signatures by an
          -------------------
"eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

     2.   ISSUANCE OF SHARES.

          The Bank, as Transfer Agent, shall make original issuances of Shares in accordance with Sub-sections 7 and 8 of this Section II.C. of this Agreement and with the Customer's Declaration of Trust upon the written request of the Customer and upon being furnished with: (i) a certified copy of a resolution or resolutions of the Board of Trustees of the Customer authorizing such; and (ii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

     3.   TRANSFER OF SHARES.

          Transfers of Shares shall be registered and new Shares issued by the Bank upon redemption of outstanding Shares:

          (a) in the form deemed by the Bank to be properly endorsed for transfer;

          (b) with all necessary endorser's signatures as required to be guaranteed in accordance with the Customer's Form N-1A;

          (c) upon receipt of such assurances as the Bank shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement; and

          (d) upon receipt of satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

     4.   RELIANCE ON APPLICABLE LAW.

          In registering transfers, the Bank, as Transfer Agent, will comply with applicable law relating to its activities as Transfer Agent for the Customer.

     5.   MAINTENANCE OF RECORDS.

          The Bank will maintain records in the usual form in which it will note the issuance, transfer and redemption of Shares. The Bank is responsible for providing reports of Share purchases, redemptions and total Shares outstanding on the next business day after each net asset value calculation. The Bank is authorized to keep records, which will be part of the transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions thereof held by them.

     6.   RELIANCE UPON LISTS, INSTRUCTIONS OR OTHER INSTRUMENTS.

          The Bank, as Transfer Agent, may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by a duly authorized person or persons, or upon the instructions of any officer of the Customer, or upon the advice of counsel for the Customer or for the Bank. The Bank may record any transfer of Shares which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Shares if in good faith, the Bank, in its capacity as Transfer Agent, deems such refusal necessary in order to avoid any liability on the part of either the Series or the Bank. The Customer agrees to indemnify and hold the Bank harmless from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act, except for actions taken pursuant to advice of the Bank's counsel and actions resulting from the Bank's negligence or lack of good faith. The Bank shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts. The indemnification provisions of this Sub-section II.C.6. shall survive the termination of this Agreement.

     7.   PROCESSING OF PURCHASE ORDERS.

          Prior to the daily determination of net asset value in accordance with the Customer's Declaration of Trust and Form N-1A, the Bank shall process all purchase orders received since the last determination of each Series' net asset value.

          The Bank shall place a purchase order daily with the appropriate Series for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Customer in writing.

     8.   ISSUANCE AND CREDITING OF SHARES.

          The proper number of Shares and fractional Shares shall then be issued daily and credited by the Bank to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by the Bank to that Shareholder's account. The Bank shall mail to each Shareholder a confirmation of each purchase, with copies to the Customer as requested by the Customer. Such confirmations will show the prior Share balance, the new Share balance, the amount invested and the price paid for the newly purchased Shares.

     9.   DAILY PROCESSING OF REDEMPTION REQUESTS.

          The Bank shall, prior to the daily determination of net asset value in accordance with the Customer's Declaration of Trust and Form N-1A, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, the Bank shall advise the Customer of total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Bank shall furnish the Customer with an appropriate confirmation of the redemption and process the redemption by making the proper distribution and application of the redemption proceeds in accordance with the Customer's Declaration of Trust and Form N-1A then in effect. The registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.

     10.  REDEMPTIONS AFTER RECENT PURCHASE.

          With respect to redemption of Shares which have been purchased within fifteen (15) calendar days of a redemption request, the Customer shall provide the Bank, from time to time, with Written Instructions concerning the time within which such requests may be honored.


                           III.  GENERAL PROVISIONS
                                 ------------------

1.   STANDARD OF CARE; LIABILITIES - SECTION I.

     (a) With respect to Section I. of this Agreement, the Bank shall be responsible for the performance of only such duties as are set forth in Section
I. of this Agreement or expressly contained in Instructions which are consistent with the provisions of Section I. of this Agreement as follows:

          (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the negligence or willful misconduct of the Bank or a Subcustodian with respect to the safekeeping of such Assets. In the event of any loss to the Customer or Series by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer and the Series only to the extent of the Customer's actual damages.

          (ii) The Bank will not be responsible for any act, omission, default or the solvency of any agent which it or a Subcustodian uses unless such use was made negligently or in bad faith.

          (iii) The Customer and the Series shall be indemnified by, and without liability to, the Bank for any action taken or omitted by the Bank within the scope of this Agreement as a result of the Bank's negligence or willful misconduct.

          (iv) The Bank and its nominees shall be indemnified by, and without liability to, the Customer, the Series, or the Shareholders for any action taken or omitted by the Bank whether pursuant to or in reliance upon Instructions for any losses arising out of the Bank's performance hereunder, arising out of its nominees acting as a nominee or holder of record of the Securities, or for any action or omission otherwise within the scope of this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it reasonably believes in good faith to have been validly executed.

          (v) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

          (vi) The Bank shall be entitled to rely, and may act, upon the advice of counsel for the Customer on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets provided, however, that where the Bank is required to provide information to the Customer as part of its services herewith, the Bank shall be responsible for obtaining and relaying such information in accordance with the standard of care described in this Section III.1.

          (viii) In no event shall the Bank be liable to the Customer or the Series for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (b)  Consistent with and without limiting the first paragraph of this Sub-
section 1 of this Section III. of this Agreement, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

          (i) supervise or make recommendations with respect to investments or the retention of Securities;

          (ii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Sub-section 5(c) of Section I. of this Agreement;

          (iii) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement. Nothing contained in this clause shall limit the Bank's responsibilities pursuant to Section I.4 of this Agreement;

          (iv) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Sub-section 10 of Section
I. of this Agreement) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank;

          (v) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford reasonable protection for such Securities given prevailing practices, procedures and controls available in that market; and

          (vi) The provisions of this Section III.1 shall survive the termination of this Agreement.

2.   STANDARD OF CARE; LIABILITIES - SECTION II.

     (a) For purposes of Section II. of this Agreement, the Bank shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Bank or the Customer, the Series, or the Shareholders in connection with the matters to which this Agreement relates, except for a loss or expense to the extent caused by or resulting from willful misfeasance, bad faith or negligence on the Bank's part in the performance of its duties or from reckless disregard by the Bank of its obligations and duties under this Agreement. In the performance of its services, however, the Bank shall be obligated to exercise the due care and diligence of an open-end fund administrative, accounting and transfer agent. In no event shall the Bank be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (b) Subject to Section 2(a) above, the Bank shall not be responsible for, and the Customer shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities incurred by the Bank, any of its agents, or the Customer's agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

          (i) any and all actions of the Bank or its officers or agents required to be taken pursuant to this Agreement;

          (ii) the reasonable reliance on or use by the Bank or its officers or agents of information, records, or documents which are received by the Bank or its officers or agents and furnished to it or them by or on behalf of the Customer, and which have been prepared or maintained by the Customer or any third party on behalf of the Customer;

          (iii) the Customer's refusal or failure to comply with the material terms of this Agreement or the Customer's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

          (iv) the breach of any material representation or warranty of the Customer hereunder;

          (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by the Bank, its officers or agents on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized, provided the Bank, its officers or agents complies with all laws relating to the taping or other form of recording of telephone conversations;

          (vi) the reliance on or the carrying out by the Bank or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Customer or recognition by the Bank or its officers or agents of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Customer and the proper countersignature of any transfer agent or registrar of the Customer;

          (vii) any delays, inaccuracies or omissions from information or data provided to the Bank or its officers or agents by data services, corporate action services, Services or securities brokers and dealers;

          (viii) the offer or sale of shares by the Customer in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions or omissions by the Customer or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Customer prior to the effective date of this Agreement;

          (ix) any failure of the Customer's registration statement to materially comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Customer's prospectus; and

          (x) the actions taken by the Customer, and its investment advisers, in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply.

     (c) In performing the services required under Section II. hereof, the Bank shall be entitled to rely on any Oral or Written Instructions, notices or other communications, including electronic transmissions, from the Customer and its officers and trustees, investors, agents and other service providers which the Bank or its agents reasonably believes to be genuine, valid and authorized, and shall be indemnified by the Customer for any loss or expense caused by such reliance.
The Bank shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Customer, as necessary or appropriate.

     (d) The Bank shall indemnify and hold the Customer and the Series harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to the Bank's refusal or failure to comply with the material terms of this Agreement; the Bank's breach of any material representation made by it herein; or the Bank's lack of good faith or acts involving negligence, willful misfeasance or reckless disregard of its duties under this Agreement.

     (e) The provisions of this Section III.2. shall survive the termination of this Agreement.

3.   INDEMNIFICATION.

     (a) In connection with any indemnification required under this Section III., the party seeking indemnification ("Indemnified Party") shall give written notice within a reasonable period of time to the other party ("Indemnifying Party") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to so notify the Indemnifying Party of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Indemnifying Party of any liability arising from this Section III. or otherwise, except to the extent failure to give notice prejudices the Indemnifying Party.

     (b) For any legal proceeding giving rise to indemnification under this Agreement, the Indemnifying Party shall be entitled to defend or prosecute any claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing if it gives written notice to the Indemnified Party within fifteen (15) business days of receiving notice of such claim. Notwithstanding the foregoing, the Indemnified Party may participate in the litigation at its own expense through counsel of its own choosing. If the Indemnifying Party chooses to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

     (c) The provisions of this Sub-section 3 shall survive the termination of this Agreement.

4.   USE OF OTHER PARTIES BY THE BANK.

     (a) In furnishing the services required to be provided under Section II. of this Agreement, the Bank may, upon prior written approval of Customer, sub-contract with other parties ("Other Parties") for the provision of all or such part of those services as Bank deems appropriate. In the event that the Bank utilizes the services of Other Parties in performing the functions required to be performed by it as set forth in Section II. of this Agreement, the Bank shall be responsible for the actions of such Other Parties to the same extent as if the Bank performed such functions. Termination of such Other Parties may be made only upon prior written approval of Customer.

     (b) To the extent the Bank contracts with Other Parties to perform services required by Section II., of this Agreement, Bank is authorized to make representations in writing to such Other Parties concerning the Customer only
(i) to the same extent as the Customer makes representations and warranties to the Bank in this Agreement; and (ii) concerning the obligations of Customer set forth in Sub-section 4(c) of this Agreement.

     (c) The Customer and the Bank agree that to the extent the Bank utilizes Other Parties to perform certain functions called for by Section II. of this Agreement, the Customer may communicate directly with such Other Parties and agrees to pay the direct Customer expenses set forth in Schedule F.

     (d) To the extent the Bank contracts with Other Parties to perform any of the functions required under Section II. of this Agreement and is required pursuant to contracts with such Other Parties to supply documents to such Other Parties relating to the Customer, the Customer shall supply such documents to the Bank upon reasonable request.

5.   REPRESENTATIONS AND WARRANTIES OF CUSTOMER.

     The Customer represents and warrants to Bank that:

     (a) the Customer is a business trust duly organized and existing and in good standing under the laws of the State of Delaware;

     (b) the Customer is an open-end investment company properly registered under the 1940 Act; and

     (c) all records and regulatory filings of the Customer have been properly maintained or made in accordance with applicable laws.

6.   REPRESENTATIONS OF BANK

     The Bank represents and warrants to the Customer that:

     (a) the Bank is a New York State Chartered Trust Company duly organized and existing and in good standing under the laws of New York;

     (b) the Bank is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

     (c) all requisite proceedings have been taken to authorize the Bank to enter into and perform this Agreement;

     (d) the Bank is not a party to any pending or threatened legal proceedings which would impair its ability to perform the duties and obligations called for by this Agreement; and

     (e) the Bank will only sub-contract with an Other Party to perform services under this Agreement if such Other Party:

          (i) is duly organized, existing and in good standing under the laws of its state of organization;

          (ii) is duly qualified to carry on its business wherever it is legally required to be so qualified;

          (iii) is empowered under applicable laws and by its charter documents and By-Laws to perform the functions required under Section II. of this Agreement which the Bank has contracted with it to provide;

          (iv) has and will continue to have access to the facilities, personnel and equipment required to fully perform the functions which the Bank has contracted with it to provide; and

          (v) is not a party to any pending or threatened legal proceedings which would impair such Other Party's ability to perform the duties and obligations which the Bank has contracted with it to provide.

7.   FEES AND EXPENSES.

     (a) The Customer agrees to pay the Bank or its agents for all services to be provided under this Agreement such amount as may be agreed upon in writing and as set forth on Schedule F. For any amount of fees that has not been contested in accordance with Sub-section (e) of this Section III.7., the Bank shall have a lien on and is authorized to charge the Account of any Series for any amount owing to the Bank by Customer on behalf of such Series under any provision of this Agreement. The fee schedule agreed to and as set forth on Schedule F shall be fixed for a period of three years from the date hereof.

     (b) The Bank is, and any Subcustodians are, authorized to charge the Account of any Series for such items and the Bank shall have a lien, charge and security interest on any and all Assets of such Series for any amount owing to the Bank with respect to such Series from time to time under this Agreement.

     (c) The Customer may from time to time request additional services, additional processing, or special reports. The Customer shall submit such requests in writing together with such specifications and requirements documentation as may be reasonably required by the Bank. If the Bank elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges. The Bank's agreement to perform such additional services shall not be unreasonably withheld.

     (d) The Bank will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Undisputed charges remaining unpaid after sixty (60) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by the Bank) plus two percent per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Customer to the Bank.

     (e) In the event that the Customer is more than ninety (90) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be reasonably contested by the Customer), this Agreement may be terminated upon sixty (60) days' written notice to the Customer by the Bank. The Customer must notify the Bank in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

8. RECORDS; PROPRIETARY NATURE; DUTY TO MAINTAIN; ACCESS AND INSPECTION; REPORT ON INTERNAL ACCOUNTING CONTROLS.

     (a)  Proprietary Nature.  The Bank agrees that all accounts, books and
          ------------------
records of the Bank relating thereto, in its capacity as Custodian under this Agreement, are the property of the Bank. The Bank agrees that all accounts, books and records of the Customer maintained in its capacity as Administrative, Accounting Services and Transfer Agent pursuant to Section 31 of the 1940 Act and Rule 31a-1 and 31a-2 are the property of the Customer. All books and records maintained in accordance with this Agreement shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts, books and records shall be maintained and preserved in the form acceptable to and the periods prescribed by the Customer and in accordance with and for the periods prescribed by the 1940 Act and the

Rules and Regulations thereunder, including, without limitation, Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.

     (b)  Access and Inspection.  The Bank shall assist the Customer, the
          ---------------------
Customer's independent auditors, or, upon approval of the Customer, any regulatory body, in any requested review of the Customer's or Series' accounts, books and records maintained by the Bank in its capacity as Custodian, Administrative, Accounting or Transfer Agent. The Bank shall be reimbursed by the Customer for all reasonable expenses incurred in connection with any such review, other than routine and normal periodic reviews and audits. Bank, in its capacity as Accounting Agent, will supply the necessary data for the Customer's or an independent auditor's completion of any necessary tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as the Customer and the Bank shall agree upon from time to time. In case of any other request or demand for the inspection of any accounts, books or records maintained by the Bank on Customer's behalf, the Bank shall not permit such inspection except upon prior written approval of Customer, which approval shall not be unreasonably withheld.

     (c)  Records of Subcustodians.  Subject to restrictions under applicable
          ------------------------
law, the Bank shall also obtain from each Subcustodian an undertaking to permit the Customer's independent public accountants reasonable access to the records of each Subcustodian which has physical possession of any Assets, as may be required in connection with the examination of the Customer's books and records.

     (d)  Report on Internal Accounting Controls.  Upon reasonable request from
          --------------------------------------
the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls (SAS-70) applicable to the Bank's duties under this Agreement. The Bank shall use its reasonable efforts to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

9.   MISCELLANEOUS.

     (a)  Foreign Exchange Transactions. To facilitate the administration of the
          -----------------------------
Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer on behalf of a Series on a principal and agency basis and may also provide foreign exchange through its subsidiaries, affiliates, Subcustodians or third parties. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

     (b)  Certification of Residency, etc.  The Customer certifies that it is a
          --------------------------------
resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications. The indemnification provisions of this Sub-section 9(b) shall survive termination of this Agreement.

     (c)  Governing Law; Successors and Assign.  This Agreement shall be
          ------------------------------------
governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

     (d)  Entire Agreement; Applicable Riders.  This Agreement consists
          -----------------------------------
exclusively of this document together with Schedule A1, Schedule A2, Schedules B1, B2, B3, B4, Schedule C, Schedule D, Schedule E, and Schedule F. There are no other provisions of this Agreement, and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties. With respect to the services required to be provided under Section II. of this Agreement, the Bank and the Customer may from time to time adopt such procedures to facilitate the provision of such services, as agreed upon in writing.

     (e)  Severability.  In the event that one or more provisions of this
          ------------
Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

     (f)  Waiver.  Except as otherwise provided in this Agreement, no failure or
          ------
delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (g)  Notices.  All notices under this Agreement shall be effective when
          -------
actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be furnished to the other party in writing by certified or registered mail, unless otherwise specified in this Agreement or in the Client Services Guide:

          Bank:       Morgan Stanley Trust Company
                      One Pierrepont Plaza
                      Brooklyn, NY 11201
                      Attention:  President

                      or facsimile:  (718) 754-6160

          Customer:   The Brinson Funds
                      209 South LaSalle Street
                      Chicago, IL  60604-1295
                      Attention:  President

                      or facsimile:  (312) 554-3935

     (h)  Term and Termination.
          --------------------

          (i) This Agreement shall become effective on the date first written above and shall continue in effect for an initial three year period. The Agreement may be terminated in its entirety or as to Section I. or Section II. only prior to the expiration of the initial term only if a party commits a material breach of any term or condition hereof and any such breach is not cured or rectified within ninety (90) calendar days after the party claiming the breach shall have given written notice of such to the other party ("Curable Breach") except that neither party shall have a right to cure a material breach resulting from willful misconduct, reckless disregard or intentional misconduct ("Non-curable Breach"). In the event that a Curable Breach is not cured within such ninety (90) day period, the party claiming a material breach shall have thirty (30) days to notify the party committing the breach of its intention to terminate this Agreement in accordance with subparagraph (ii) of Section III.9.(h).

          (ii) The Customer or the Bank may give notification of termination to the other party following a Non-Curable Breach or following a Curable Breach which has not been cured or after the initial three year period by giving ninety
(90) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts; and further provided that, if Bank is the terminating party (other than on account of a material breach hereof by Customer) Customer may extend the termination period by up to an additional sixty (60) days by sending prompt written notice ("Extension Notice") to Bank of its intent to do so (including the number of additional days). If notice of termination is given by the Bank, the Customer shall, within ninety (90) days (or such other amount of days as is contemplated by the Extension Notice) following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Sub-section 7 of Section III. of this Agreement.

          If within ninety (90) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in any State within the United States to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank; provided, however, that the Bank shall have no obligation to settle
          --------  -------
any transactions in securities for the Accounts following the expiration of the ninety (90) day period referred to in this sentence except those transactions which remained open prior to the expiration of such ninety (90) day period.

          (iii)  Termination as to One or More Series.  This Agreement may be
                 ------------------------------------
terminated as to one or more Series (but less than all of the Series) by delivery of an amended Schedule B1 deleting such Series, in which case termination as to such deleted Series shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended Schedule B1 which deletes one or more Series shall constitute a termination of this Agreement only with respect to such deleted Series, shall be governed by the preceding provisions of this Sub-section 9(h) of Section III. of this Agreement as to the identification of a successor custodian and the delivery of Assets of the Series so deleted to such successor custodian, and shall not affect the obligations of the Bank and the Customer hereunder with respect to the other Series set forth in Schedule B1, as amended from time to time.

     (i)  Several Obligations of the Series.  With respect to any obligations of
          ---------------------------------
the Customer on behalf of the Series and their related Accounts arising out of this Agreement, the Bank shall look for payment or satisfaction of any obligation solely to the assets and property of the Series and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Series and its related Accounts.

     (j)  Representations and Warranties.  (A) The Customer represents and
          ------------------------------
warrants that (i) the execution, delivery and performance of this agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section I.5.) are within the Customer's and the Series' power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Customer, and (ii) this Agreement and each extension of short-term credit extended to or arranged for the benefit of any Series in accordance with Section I.5. shall at all times constitute a legal, valid and binding obligation of the Customer on behalf of and solely from the assets attributable to such Series and be enforceable against the Customer on behalf of and solely from the assets attributable to such Series in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (k) The Bank represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Bank's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Bank and (ii) this Agreement constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (l)  Force Majeure.  Subject to reasonable compliance with the Bank's then-
          -------------
existing disaster recovery plans, the Bank shall not be liable for any harm, loss or damage suffered by the Customer, its investors, or other third parties or for any failure or delay in performance of the Bank's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond the Bank's control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by the Bank will not give the Customer the right to terminate this Agreement.

     (m)  Confidentiality.
          ---------------

          (i) Except to the extent necessary to perform the functions required under this Agreement, the Bank, its agents and employees shall maintain the confidentiality of information concerning any Assets held under this Agreement, including in dealings with affiliates of the Bank. In the event the Bank or any Subcustodian is requested or required to disclose any confidential information concerning any such Assets, the Bank shall, to the extent practicable and legally permissible, promptly notify the Customer of such request or requirement so that the Bank may seek a protective order or waive any objection to the Bank's or such Subcustodian's compliance with this Sub-section 9(m). In the absence of such a waiver, if the Bank or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Bank or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

          (ii) The Customer shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Bank, any computer software, hardware or communications facilities made available to the Customer or its agents by the Bank.

          (iii) Neither the Bank nor any Other Party may create written or other promotional materials and/or distribute such promotional materials to the public or to prospective customers or clients which state that it is providing services to the Customer or any of its affiliates in connection with this Agreement without the prior verbal or written consent of the Customer, which consent will not be unreasonably withheld. For purposes of Sub-section 9(m) of this Agreement, the term "written or other promotional materials" shall mean any
(A) material prepared in connection with the solicitation of prospective or existing customers; and (B) material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media.


                         THE BRINSON FUNDS


                         By:________________________________
                         Title:
                         Date:


                         MORGAN STANLEY TRUST COMPANY


                         By:________________________________
                         Title:
                         Date:

STATE OF ILLINOIS        )
                         :  SS.
COUNTY OF COOK           )


          On this ___________ day of ___________________________, 19__, before me personally came ______________________________, to me known, who being by me duly sworn, did depose and say that he/she resides in ________________________ at _________________________ that he/she is _______________________ of
______________________________, the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.




                                   ___________________________________


Sworn to before me this ___________
day of _________________, 19__.



___________________________________
          Notary

STATE OF NEW YORK        )
                         :  SS.
COUNTY OF KINGS          )


          On this ___________ day of ___________________________, 19__, before me personally came ______________________________, to me known, who being by me duly sworn, did depose and say that he/she resides in ________________________ at _________________________; that he/she is a Vice President of _______________________ the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Trustees of said corporation, and that he/she signed his/her name thereto by like order.




                                   ___________________________________


Sworn to before me this ___________
day of _________________, 19__.



___________________________________
          Notary

                                  SCHEDULE A1
                                  -----------

                             LIST OF SUBCUSTODIANS
                             ---------------------

       COUNTRY                                          SUB-CUSTODIAN
       -------                                          -------------
Argentina                                                Citibank N.A.
Australia                                         Westpac Banking Corporation
Austria                                             Creditanstalt-Bankverein
Bangladesh                                          Standard Chartered Bank
Belgium                                            Bank Brussels Lambert S.A.
Botswana                                         Barclays Bank of Botswana Ltd.
Brazil                                                  Banco de Boston
Canada                                             The Toronto-Dominion Bank
Canada                                               Royal Bank of Canada*
Chile                                                    Citibank N.A.
China                                      Hongkong and Shanghai Banking Corporation
Colombia                                                 Cititrust S.A.
Cote d'Ivoire                                           Societe Generale
Cyprus                                                 Barclays Bank PLC
Czech Republic                                           ING Bank N.V.
Denmark                                                 Den Danske Bank
Ecuador                                                  Citibank N.A.
Egypt                                                    Citibank N.A.
Estonia                                                   Hansabank**
Finland                                                   Merita Bank
France                                                  Banque Indosuez
Germany                                                 Dresdner Bank AG
Ghana                                             Barclays Bank of Ghana Ltd.
Greece                                                   Citibank N.A.
Hong Kong                                  Hongkong and Shanghai Banking Corporation
Hungary                                              Citibank Budapest Rt.
India                                               Standard Chartered Bank
India                                      Hongkong and Shanghai Banking Corporation
India                            State Bank of India/Stock Holding Corporation of India Limited
India                                                  MSTC Mumbai Branch
Indonesia                                  Hongkong and Shanghai Banking Corporation
Ireland                                              Allied Irish Banks plc
Israel                                                     Bank Leumi
Italy                                                    Citibank N.A.
Japan                                         The Bank of Tokyo-Mitsubishi Limited

*Effective May 23, 1997
**Not an eligible foreign custodian under Rule 17f-5

                             LIST OF SUBCUSTODIANS
                             ---------------------

       COUNTRY                                   SUB-CUSTODIAN
       -------                                   -------------
Japan                                   Morgan Stanley Japan Limited**
Jordan                                           Arab Bank plc
Kenya                                     Barclays Bank of Kenya Ltd.
Luxembourg                                Bank Brussels Lambert S.A.
Malaysia                                  OCBC Bank (Malaysia) Berhad
Mauritius                          Hongkong and Shanghai Banking Corporation
Mexico                                       Citibank Mexico S.A.
Morocco                                   Banque Commerciale du Maroc
Netherlands                                   ABN AMRO Bank N.V.
New Zealand                         ANZ Banking Group (New Zealand) Limited
Norway                                          Den Norske Bank
Pakistan                                    Standard Chartered Bank
Papua New Guinea                          Westpac Banking Corporation
Peru                                             Citibank N.A.
Philippines                        Hongkong and Shanghai Banking Corporation
Poland                                       Citibank Poland S.A.
Portugal                                   Banco Comercial Portugues
Russia                                    Credit Suisse (Moscow) Ltd.
Singapore                         Oversea-Chinese Banking Corporation Limited
Slovakia                                         ING Bank N.V.
South Africa                     First National Bank of Southern Africa, Ltd.
South Korea                                 Standard Chartered Bank
Spain                                           Banco Santander
Sri Lanka                          Hongkong and Shanghai Banking Corporation
Swaziland                               Barclays Bank of Swaziland Ltd.
Sweden                                       Svenska Handelsbanken
Switzerland                                    Bank Leu Limited
Taiwan                             Hongkong and Shanghai Banking Corporation
Thailand                                    Standard Chartered Bank
Tunisia                            Banque Internationale Arabe de Tunisie**
Turkey                                           Citibank N.A.
UK                                             Barclays Bank PLC
USA                                          Chase Manhattan Bank
Uruguay                                          Citibank N.A.
Venezuela                                        Citibank N.A.
Zambia                                   Barclays Bank of Zambia Ltd.
Zimbabwe                                Barclays Bank of Zimbabwe Ltd.

**Not an eligible foreign custodian under Rule 17f-5

                                  SCHEDULE A2
                                  -----------

              LIST OF SECURITIES DEPOSITORIES OR CLEARING AGENCIES
              ----------------------------------------------------

    COUNTRY          CENTRAL DEPOSITORY
    -------          ------------------
Argentina         Caja de Valores
Australia         CHESS                           Clearing House Electronic
                                                  Subregister System
Austria           OKB                             OsterreicheKontrollbank
Bangladesh        None
Belgium           CIK                             Caisse Interprofessionelle de
                                                  Depots et de Virements de
                                                  Titres
Botswana          None
Brazil            BOVESPA                         Bolsa de Valores de Sao Paulo
                  BVRJ                            Bolsa de Valores de Rio de
                                                  Janeiro
                  CETIP - fixed income            Central de Custodia e
                                                  Liquidacao Financeira de
                                                  Titulos
                  SELIC - fixed income            Sistema Especial de Liquidacao
                                                  e Custodia
Canada            CDS                             The Canadian Depository for
                                                  Securities
Chile             Depositorio Central de
                  Valores
China             SSCCRC                          Shanghai Securities Central
                                                  Clearing and Registration
                                                  Corporation
                  SSCC                            Shenzhen Securities Central
                                                  Clearing Company Ltd.
Colombia          DCV - central bank              Deposito Central de Valores
                  securities
                  DECEVAL - fixed income
                  securities

Cote d'Ivoire     None
Cyprus            None
Czech Republic    SCP                             Stredisko cennych papiru
                                                  (Center for Securities)
Denmark           VP                              Vaerdipapircentralen
Ecuador           None
Egypt             None

    COUNTRY          CENTRAL DEPOSITORY
    -------          ------------------
Finland           None
France            SICOVAM                         Societe Interprofessionelle pour
                                                  la Compensation des Valeurs
                                                  Mobilieres
Germany           DKV                             Deutscher Kassenverein AG
Ghana             None
Greece            Apothetirio Titlon A.E.
Hong Kong         CCASS                           Central Clearing and Settlement
                                                  System
Hungary           KELER                           Kozponti Elszamolohas es
                                                  Ertktar (Budapest) Rt.
India             National Securities             National Securities Depository
                  Depository Limited              Limited
Indonesia         KDEI                            Kustodian Depositari Efek
                                                  Indonesia
Ireland           CGO - gilts only                Central Gilts Office
Israel            SECH (for securities            Stock Exchange Clearing House
                  listed
                  on the Tel Aviv Stock
                  Exchange)
Italy             Monte Titoli S.P.A.
                  Banco d'Italia
Japan             JASDEC                          Japan Securities Depository
                                                  Center
Jordan            None
Kenya             None
South Korea       KSD                             Korean Securities Depository
Luxembourg        None
Malaysia          MCD                             Malaysian Central Depository
Mauritius         None
Mexico            S.D. INDEVAL, S.A.
Morocco           None
Netherlands       NECIGEF                         Netherlands Central Institute for
                                                  Giral Effectenclearing
New Zealand
                  NZCSD                           New Zealand Central Securities
                                                  Depository
Norway            VPS                             Verdipapirsentralen
Pakistan          CDC                             Central Depository Company of
                                                  Pakistan
Papua New         CHESS                           Clearing House Electronic
 Guinea                                           Subregister System
Peru              Caja de Valores                 Caja de Valores de Lima

    COUNTRY          CENTRAL DEPOSITORY
    -------          ------------------
Philippines       PCD                             Phillippine Central Depository
Poland            NDS                             National Depository of
                                                  Securities
Portugal          CENTRAL
Russia            None
Singapore         CDP                             Central Depository Pte Ltd.
Slovak Republic   SCP                             Stredisko cennych papierov
                                                  Slovenskej Republiky (Center
                                                  for Securities)
South Africa      Central Depository Ltd.
Spain             SCLV                            Servicio de Compensacion y
                                                  Liquidacion de Valores
Sri Lanka         CDS                             Central Depository System Pvt
                                                  Ltd.
Swaziland         None
Sweden            VPS                             Vardipapperscentralen
Switzerland       SEGA                            Schweizerische EffektenGiro
                                                  AG
Taiwan            TSCD                            Taiwan Securities Depository
                                                  Co.
Thailand          SDC or TSD                      Thailand Securities
                                                  Depository
                                                  Center
Tunisia
Turkey            None
United Kingdom    CGO - gilts only                Central Gilts Office
                  CREST
United States     DTC                             Depository Trust Company
Uruguay           None
Venezuela         None
Zambia            Lusaka Stock Exchange
                  Depository
Zimbabwe          None

                                  SCHEDULE B1
                                  -----------

                      LIST OF SERIES OF THE BRINSON FUNDS
                      -----------------------------------

     Global Fund
     Global Equity Fund
     Global Bond Fund
     U.S. Balanced Fund
     U.S. Equity Fund
     U.S. Bond Fund
     Non-U.S. Equity Fund

                                  SCHEDULE B2
                                  -----------

              LIST OF DOCUMENTS TO BE PROVIDED BY CUSTOMER TO BANK
              ----------------------------------------------------


REQUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES (INCLUDING TAX RECLAIMS):
---------------------------------------------------------------------------

CUSTODY AGREEMENT

CLIENT SERVICES GUIDE (INCLUDING APPENDICES)

FEE SCHEDULE/BILLING GUIDE

GENERAL ACCOUNT INFORMATION

US TAX AUTHORITY DOCUMENTATION

LOCAL TAX OFFICE LETTER/APPLICATION LETTER
(NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FORM 6166/REQUEST FOR FOREIGN CERTIFICATION FORM
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL RESIDENCY, TAX STATUS AND TAX IDS

TAX RECLAIM POWER OF ATTORNEY

PREVIOUS TAX RECLAIM FILING INFORMATION
(PREVIOUS FILERS, ONLY)

UK TAX AUTHORITY DOCUMENTATION

SOPHISTICATED INVESTOR (ACCREDITED INVESTOR LETTER)
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS TAX-EXEMPT BY ITS
-----------------------------------------------------------------------------
LOCAL TAX AUTHORITY:
-------------------

UK FORM 4338
(EXEMPT NON-UNITED KINGDOM-RESIDENT BENEFICIAL OWNERS, ONLY)

UK FORM 309A
(EXEMPT UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FOREIGN EXEMPTION LETTERS/APPLICATION FOR AUSTRALIAN EXEMPTION LETTER (EXEMPT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN SECURITIES:
--------------------------------------------------------------------------

THAI AUTHORIZATION LETTER

JGB INDEMNIFICATION LETTER

KOREAN SECURITIES POWER OF ATTORNEY

NEW ZEALAND "APPROVED ISSUER LEVY" LETTER

SPANISH POWER OF ATTORNEY WITH APOSTILE

ITALIAN GOVERNMENT BOND LETTER

UK STAR LETTER

                                  SCHEDULE B3
                                  -----------

                           LIST OF AUTHORIZED PERSONS
                           --------------------------

       NAME                                        SIGNATURE
       ----                                        ---------

                                  SCHEDULE B4
                                  -----------

                       DESIGNATED SYSTEM USER ID NUMBERS
                       ---------------------------------

ACCOUNT     ACCOUNT
MNEMONIC     NUMBER       ACCOUNT NAME                    FUND TYPE
42 BMFD     00043006      U.S. Bond Mutual Fund           Mutual Fund
43 MFB1     00043007      Segregated                      Segregated
44 MFB2     00043008      When Issued TBA                 Segregated
45 BMFE     00043009      U.S. Equity Mutual Fund         Mutual Fund
46 MFE1     00043010      Segregated                      Segregated
47 BMFN     00043011      Non-U.S. Equity Mutual Fund     Mutual Fund
48 MFN1     00043012      Segregated                      Segregated
49 MFN2     00043013      Secured                         Segregated
50 MFN3     00043014      Currency                        Segregated
51 BBMF     00043015      U.S. Balanced Mutual Fund       Mutual Fund
52 BMF1     00043016      Segregated                      Segregated
53 BMF2     00043017      Segregated                      Segregated
54 BMF3     00043018      When Issued TBA's               Segregated
55 BGEM     00043019      Global Equity Mutual Fund       Mutual Fund
56 GEM1     00043020      Segregated                      Segregated
57 GEM2     00043021      Secured                         Segregated
58 GEM3     00043022      Currency                        Segregated
59 BGMM     00043023      Global Bond Mutual Fund         Mutual Fund
60 GMM1     00043024      Segregated                      Segregated
61 GMM2     00043025      Secured                         Segregated
62 GMM3     00043026      When Issued TBA                 Segregated
63 GMM4     00043027      Currency                        Segregated
64 BGMF     00043028      Global Mutual Fund              Mutual Fund
65 GMF1     00043029      Segregated                      Segregated
66 GMF2     00043030      Secured                         Segregated
67 GMF3     00043031      When Issued TBA's               Segregated
68 GMF4     00043032      Currency                        Segregated

                                   SCHEDULE C
                                   ----------

                               THE BRINSON FUNDS
                               -----------------
              GENERAL DESCRIPTION OF FUND ADMINISTRATIVE SERVICES
              ---------------------------------------------------


I.   REGULATORY COMPLIANCE
     ---------------------

     A.   Compliance - Federal Investment Company Act of 1940
          1.  Review, report and renew
               a.   Investment advisory contracts
               b.   File and monitor compliance of fidelity bond
               c.   Underwriting contract
               d.   Distribution (12b-1) plans (class specific)
               e.   Multiple Services Agreement

          2.  Filings
               a. N-SAR (semi-annual report and annual report) (series and class specific)
               b.   Initial registration statement on Form N1-A, post-effective amendments on Form N-1A, and supplements ("stickers")
               c.   Notice pursuant to Rule 24f-2 (registration of indefinite
                    number of shares
               d.   Filing fidelity bond under Rule 17g-1
               e.   Filing shareholders reports under Rule 30b2-1
               f.   Proxy statement, when necessary

          3. Annual up-dates of biographical information and questionnaires for Trustees and Officers, coordinated with the Brinson Relationship Funds' questionnaire.

     B. Compliance - State "Blue Sky" (classes deemed separate funds for filing purposes)
          1.   Blue Sky (state registration)
               a.   Registration shares (initial/renewal)
               b.   Monitor sales shares
               c.   Report shares sold
               d.   Filing of federal registration statements and contracts
               e.   Filing annual and semi-annual reports with states

                                                                      SCHEDULE C
                                                                      ----------

     C.   Compliance - Prospectus
          1.  Analyze and review portfolio reports from Adviser regarding:
               a. compliance with investment objectives, although primary responsibility for such compliance will be with the investment adviser or investment manager.
               b. maximum investment by company/industry, although primary responsibility for such compliance will be with the investment adviser or investment manager.

     D.   Compliance - Exemptive Orders and No-Action Letters
          1. Monitor compliance with all exemptive orders and no-action letters, although primary responsibility for such compliance will be with the investment adviser or investment manager.

II.  CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION
     -----------------------------------------------------

     A.   Trustees/Management
          1.  Preparation of meetings
               a.  agendas and resolutions - all necessary items of compliance
               b.  compile and distribute Board materials
               c.  attend and record minutes of meetings
               d.  keep attendance records
               e.  maintain corporate records/minute book

          2. Preparation and distribution of periodic operation reports to management

     B.   Maintain Corporate Calendars and Files
          1.   General
          2.   Blue Sky

     C.   Release Corporate Information
          1.   To shareholders

          2.   To financial and general press

          3.  To industry publications
               a.   distributions (dividends and capital gains)
               b.   tax information
               c.   changes to prospectus
               d.   letters from management

                                                                      SCHEDULE C
                                                                      ----------

               e.   performance information (class specific)

          4.   Respond to:
               a.   financial press, as authorized
               b.   miscellaneous shareholder inquiries
               c.   industry questionnaires

          5.   Prepare, maintain and update monthly information manual

     D.   Communications to Shareholders
          1. Coordinate printing and distribution of annual and semi-annual reports, proxy statements when applicable and prospectuses

     E.   Shareholder Meetings
          1. Assist with Preparation of proxy (matters to be voted on may be class specific)
          2.   Preparation of minutes and record ballot results

III. FINANCIAL AND MANAGEMENT REPORTING
     ----------------------------------

     A.   Income and Expenses (class specific when applicable)
          1.   Preparation of monthly expense analysis (class specific)
          2. Expense figures calculated and accrual levels set (class specific)
          3.   Monitoring of expenses paid and expense caps (monthly)
          4.   Approve and process the payment of authorized expenses
          5.   Checking Account Reconciliation (monthly)
          6.   Write checks to pay vendors
          7.   Calculation and payment of advisory fees

     B.   Distributions to Shareholders (if applicable)
          1.   Projections of distribution amounts
               a.   compliance with Sub-Chapter M income tax provisions
               b.   compliance with excise tax provisions - schedules prepared

          2. Compilation of distributions for tax reporting for shareholders' Form 1099

     C.   Financial Reporting
          1.   Liaison between fund management and auditors

                                                                      SCHEDULE C
                                                                      ----------

          2. Preparation of unaudited and audited financial statements to shareholders (semi-annually) (class specific, when applicable)
               - Statement of Assets and Liabilities - shares, TNA and NAV at class level
               -    Statement of Operations - prepared at fund level
               - Statement of Changes in Net Assets - distributions and capital stock at class level
               -    Financial Highlights (class specific)
               -    per share data/analysis (class specific)
               -    Footnotes
               -    Schedule of Investments

          3.   60 day delivery to SEC and shareholders

          4. Preparation of semi-annual and annual N-SARs and Financial Data Sheet (Financial Information)

          5. Preparation of Post-effective financial statements (if applicable)

          6.   Provide work area for auditors

     D.   Other Financial Analyses
          1.   Sales information, portfolio turnover (monthly)
          2.   Performance Calculations (monthly) (class specific)
          3.   1099 Miscellaneous - prepared for Directors/Trustees (annually)
          4. 1099 Dividend insert card prepared - coordinate printing and mailing (annually)
          5.   1099-DIV Form - validate per share amounts and tax status
               (annually)

     E.   Review and Monitoring Functions
          1.   Review accruals and reclassification entries (class specific)

          2. Review Financial Reporting generated entries to ensure proper update by accounting, ensure proper money movement by reviewing daily bank statements, expense analysis. Review capital stock reconciliations.

          3. Asset Diversification (Sub-Chapter M and 1940 Act) and Income Qualification Tests (Sub-Chapter M)

                                                                      SCHEDULE C
                                                                      ----------

     F. Preparation and distribution of monthly operational reports to management by 10th business day
          1.   Management Statistics (Recap) -when applicable
               a.  portfolio (including top ten holdings)
               b.  book gains/losses/per share
               c.  net income, book income/per share
               d.  share/shareholders
               e.  distributions

          2.  Performance Analysis (per class)
               a.  total return
               b.   monthly, quarterly, year to date, average annually
               c.   calculation of SEC yield

          3.   Short-Short Analysis
               a.   short-short income
               b.   gross income (components)

          4.  Portfolio Turnover
               a.   market value
               b.  cost of purchases
               c.  net proceeds of sales
               d.  average market value

          5.   Asset Diversification Test
               a.   gross assets
               b.   non-qualifying assets
               c.   5% issuers

          6.   Activity Summary
               a.   shares sold, redeemed and reinvested
               b.   change in investment
               c.   change in price per share
               d.  net sales

          7.  Expense Ratios - (per class)
               a.  per quarter
               b.  semi-annual
               c.  annual

     G. Provide rating agencies with statistical data on a monthly and quarterly basis

                                                                      SCHEDULE C
                                                                      ----------

     H.   For Money Market Funds -weekly Mark-to-Market review
          -  5% test
          -  NAV variance

IV.  SPECIAL ISSUES RELATED TO FOREIGN INVESTMENTS
     ---------------------------------------------

     A.   Financial Reporting
          1. Review and monitor treatment of currency gain/loss and capital gain/loss
               a.   section 988 transactions
               b.   section 1256 contracts
               c.   section 1092 deferrals
               d. maintain reconciliation of portfolio forward realized gains/losses

     B.   Tax Reporting (work closely with the Funds' independent audit firm)
          1. Determine tax treatment of foreign investments and their impact on taxable income and capital gains

          2.   Calculate distributions to shareholders (if applicable)
               a. monitor character and impact of realized currency gain/loss on distribution amount
               b.   adherence to 988(a)(1)(b) election (if applicable)
               c.   identify and compute book/tax difference
               d.   preparation of distribution worksheet

          3. Calculate income (reclaims) and expenses (tax withheld) by country in order to determine foreign tax credit available to shareholders (if appropriate)

          4. Work with the advisor and independent audit firm in the identification of Passive Foreign Investment Companies (if appropriate), although primary responsibility will be with the investment adviser or investment manager

          5. Calculate Dividend Received Deduction available to corporate shareholders and analyze domestic equity security holding periods

          6.   Preparation and maintenance of straddle schedules

          7.   Identification and compliance with the mark-to-market rules

                                                                      SCHEDULE C
                                                                      ----------

          8. Prepare return of capital worksheet for financial statement presentation with auditor review/discussion, if necessary

          9. Provide schedules to auditors for audit/tax review to enable the audit firm to prepare and file the necessary tax forms (1120, 8613, K-1, etc.)

V.   OTHER ADMINISTRATIVE SERVICES WHICH MAY BE PERFORMED BY OTHER PARTY
     -------------------------------------------------------------------

     A. The provision of information to the Funds with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Funds and assisting the Funds in routine regulatory examinations or investigations.

     B. Assistance in the Funds' operations and provision of customary administration services.

     C. In connection with the foregoing activities, maintenance of an office facility; and

     D. In connection with the foregoing activities, the furnishing of clerical services and internal executive and administrative services, and office supplies.

                                  SCHEDULE D
                                  ----------

                               THE BRINSON FUNDS
                               -----------------

                    DESCRIPTION OF FUND ACCOUNTING SERVICES
                    ---------------------------------------


                          DAILY  ACCOUNTING SERVICES
                          --------------------------

1)   Maintain the books and records of each Series and each Class within the
     -----------------------------------------------------------------------
     Series.
     ------

2)   Calculate Net Asset Value (and Offering Price) Per Share, at both a Series
     --------------------------------------------------------------------------
     level and on Class level:
     ------------------------

     .    Enter manual prices supplied by Customer and/or broker.

     . Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by Customer. Verify US dollar security prices exceeding variance levels by notifying Customer and pricing sources, of noted variance.

     . Complete daily variance review on foreign exchange rates and local foreign prices. Notify Customer of changes exceeding established levels for the Customer's verification.

3)   Reconcile and Record All Daily Expense Accruals; on a Series level and on
     -------------------------------------------------------------------------
     Class level.
     -----------

4)   Verify and Record All Daily Income Accruals for Debt Issues, on a Series
     ------------------------------------------------------------------------
     level and on Class level, if necessary.
     --------------------------------------

5)   Record Corporate Action, Cash Dividends and Capital changes on Securities,
     --------------------------------------------------------------------------
     on a Series level and on Class level.
     ------------------------------------

6)   Record all Security Trades based on instruction from the Customer, on a
     -----------------------------------------------------------------------
     Series level and Class level.
     ----------------------------

7)   Record All Series Share Transactions.
     ------------------------------------

8)   Review and Reconcile With Custodian Statements:
     ----------------------------------------------

     . Track status of past due items and failed trades handled by the Custodian.

                                                                      SCHEDULE D
                                                                      ----------

9)   Submission of Daily Accounting Reports as agreed to from time to time by
     ------------------------------------------------------------------------
     Bank and Customer:
     -----------------

     . Bank represents that all Customer Information, in whatever form, is the property of the Customer.


                          MONTHLY ACCOUNTING SERVICES
                          ---------------------------

1)   For the Series, full Financial Statement Preparation (automated Statements
     --------------------------------------------------------------------------
     of Assets and Liabilities, of Operations and of Changes in Net Assets) and
     --------------------------------------------------------------------------
     submission to Customer by 10th Business Day.
     -------------------------------------------

     . Class specific capital share activity and expenses will be disclosed also.

2)   Submission of Monthly Reports Series Level:
     ------------------------------------------

     .    Security Purchase/Sales Journal.
     .    Interest and Maturity Report.
     .    Brokers Ledger (Commission Report).
     .    Security Ledger Transaction Report with Realized Gains/Losses.
     .    Security Ledger Tax Lot Holdings Report.
     .    Additional reports available upon request.

3)   Reconcile Accounting Asset Listing to Custodian Asset Listing:
     -------------------------------------------------------------

     Series Level
     .    Report any security balance discrepancies to the Custodian/Customer.

4)   Provide Monthly Analysis and Reconciliation of Additional Trial Balance
     -----------------------------------------------------------------------
     Accounts, such as:
     -----------------

     Series Level
     .    Security cost and realized gains/losses.
     .    Interest/dividend receivable and income.
     .    Payable/receivable for securities purchased and sold.
     .    Unrealized and realized currency gains/losses.

     Series and Each Class
     .    Payable/receivable for Fund shares; issued and redeemed
     .    Expense payments and accruals analysis

                                                                      SCHEDULE D
                                                                      ----------

                 ANNUAL (AND SEMI-ANNUAL) ACCOUNTING SERVICES
                 --------------------------------------------

1) Assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. for the Series and each Class during the year in accordance with standard audit assistance requirements. Provide reasonable space and necessary personnel to accommodate auditors.

2)   Provide NSAR Reporting (Accounting Questions).
     ---------------------------------------------

3)   If Appropriate, Prepare and Submit Annually During the Excise Reporting
     -----------------------------------------------------------------------
     Period (October-December) to the Customer at the Series level:
     -------------------------------------------------------------

     .    Income by state reporting.
     .    Standard Industry Code Valuation Report.
     .    Alternative Minimum Tax Income segregation schedule.

                                  SCHEDULE E
                                  ----------

                               THE BRINSON FUNDS
                               -----------------

                        DESCRIPTION OF TRANSFER AGENCY
                        ------------------------------


I.   SHAREHOLDERS FILE

     1. Establish new accounts and enter demographic data into shareholder base. Includes review and file maintenance for all NSCC originated registration and data changes for FundServ, Networking and ACTS accounts for compliance with Investar customer file requirements.

     2. Create Combined Statement File to link accounts within the Fund and across funds within the Fund Group. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

     3. Systematic linkage of shareholder accounts with exact matches on Social Security Number and address for the purpose of consolidated account history reporting. Monthly production of laser printed combined statements.

     4. Production of mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

     5. Maintain account and customer file records based on shareholder request and routine quality review.

     6. Maintain tax ID certification and NRA records for each account, including backup withholding.

     7. Produce shareholder statements for daily activity, dividends, on-request, third party and monthly mailings.

     8. Produce shareholder lists, labels and ad hoc reports to Fund management as requested.

     9. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

     10. Coordination of registration of the Funds with the National Securities Clearing Corporation ("NSCC") and filing of required Fund/SERV reports with the NSCC.

                                                                      SCHEDULE E
                                                                      ----------

II.  SHAREHOLDER SERVICES

     1. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges, systematic withdrawals, pre-authorized drafts, Fund SERV and wire order trades, problem solving and process telephone transactions.

     2. Customized recording of fund prices daily after regular business hours for shareholder access.

     3. Silent monitoring of shareholder class by the phone supervisor to ensure quality of customer service.

     4. Record and maintain tape recordings of all shareholder calls for a six month period.

     5. Systematic production of daily management reports of shareholder calls which track volumes, length of calls, average wait time and abandoned call rates to ensure quality service.

     6. Customer inquiries received by letter or telephone are researched by a correspondence team member. These inquires include such items as, account/customer file information, complete historical account information, stop payments on checks, transaction details and lost certificates.

III. INVESTMENT PROCESSING

     1. Initial and subsequent investments by checks, Fed wire, or Automated Clearing House ("ACH").

     2.   Pre-authorized investment (PAD) through ACH system.

     3.   Prepare and process daily bank deposit of shareholder investments.

     4.   NSCC - FundSERV and networking trades.

IV.  REDEMPTION PROCESSING

     1.   Process letter redemption requests.

     2.   Process telephone redemption transactions.

                                                                      SCHEDULE E
                                                                      ----------

     3. Establish Systematic Withdrawal File and process automated transactions on monthly basis.

     4.   Issue checkbooks and process checkbook redemptions through agent bank.

     5. Redemption proceeds distributed to shareholder by check, Fed wire or ACH processing.

     6.   Provide NSCC - FundSERV and networking trade processing.

V.   EXCHANGE & TRADE PROCESSING

     1.   Process legal transfers.

     2.   Issue and cancel certificates.

     3. Replace certificates through surety bonds (separate charge to shareholder).

     4.   Process exchange transactions (letter and telephone request).

     5.   Process ACATS transfers.

VI.  RETIREMENT PLANS

     1. Fund sponsored IRAs offered using Chase as custodian. Services include:
          a.   Contribution processing
          b.   Distribution processing
          c.   Apply rollover transactions
          d.   Process Transfer of Assets
          e.   Letters of Acceptance to prior custodians
          f.   Notify IRA holders of 70 1/2 requirements
          g.   Calculate Required Minimum Distributions
          h.   Maintain beneficiary information file
          i.   Solicit birth date information

     2. Fund sponsored SEP-IRA plans offered using Chase as custodian. Services include those listed under IRAs and:
          a.   Identification of employer contributions

     3.   Fund sponsored Qualified plans (401(k) and 403(b) only) offered.
          a.   Plan document available

                                                                      SCHEDULE E
                                                                      ----------

          b.   Omnibus/master account processing only
          c.   Produce annual statements
          d.   Process contributions
          e.   Process distributions
          f.   Process rollover and Transfer of Assets transactions

VII. SETTLEMENT & CONTROL

     1. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to Fund's Accounting Agent by 10:00am EST.

     2. Preparation of daily cash movement information to be passed to the Fund's Accounting Agent and Custodian Bank by 10:00am EST for use in determining Fund's daily cash availability.

     3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

     4.   Resolve any outstanding share or cash issues that are not cleared.

     5. Process shareholder adjustments to include the proper notification of any booking entries needed, as well as any necessary cash movement.

     6. Settlement and review of Fund's declared dividends and capital gains to include the following:
          a.   Review record date report for accuracy of shares.
          b. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rates used and the NAV price of reinvest date to ensure dividend was posted properly.
          c.   Distribute copies to the Fund's Accounting Agent.
          d.   Preparation of the checks prior to being mailed.
          e.   Sending of any dividends via wires if requested.
          f. Preparation of cash movement information for each portion of the dividend payout on payable date.

     7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

     8. Maintain inventory control for stock certificates and dividend check form.

                                                                      SCHEDULE E
                                                                      ----------

     9. Monthly deposits to the IRS of all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

     10.  Timely settlement and cash movement for all NSCC/FundSERV activity.

VIII.  YEAR END PROCESSING

     1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax Ids. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

     2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

     3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

     4. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

     5. Coordinate year end activity with client. Activities include producing year end statement, scheduling record dates for year dividends and capital gains, production of combined statements, printing of inserts to be mailed with tax forms.

     6. Distribute Dividend Letter to funds for them to sign off on all distributions paid year to date. Dates and rates must be authorized so that they can be used for reporting to the IRS.

     7. Coordinate the ordering of form stock and envelopes from vendor in preparation of tax reporting. Review against IRS requirements to ensure accuracy.

     8. Prepare form flashes for the microfiche or microfilm vendor. Test and oversee the production of fiche or film for year end statements and tax forms.

                                                                      SCHEDULE E
                                                                      ----------

     9. Match and settle tax reporting totals to fund records and on-line data from Investar.

     10. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year end valuations. Quality assure forms before mailing to shareholders.

     11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.

     12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

IX.  CLIENT SERVICES

     1. An Account Manager is assigned to each relationship. The Account Manager acts as the liaison between the Fund and the Transfer Agency staff. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant fund interaction on daily operational issues.

          Specifically:
          a. Scheduling of dividends, proxies, report mailing and special mailings.
          b. Coordinate with the Fund the shipment of materials for scheduled mailings.
          c. Liaison between the Fund and support services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes.
          d. Handle all notification regarding proxy tabulation through the meeting. Coordinate scheduling of materials, including voted cards, tabulation letters, and shareholder list, to be available for the meeting.
          e. Order special reports, tapes, discs for special systems requests received.
          f. Implement new operational procedures, e.g., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions.
          g. Coordinate with systems, services and operations on special events, e.g., mergers, new fund start ups, small account liquidations, combined statements, household mailings, additional mail files.
          h. Prepare standard operating procedures and review prospectus for new funds and our current client base. Coordinate implementation of suggested changes with the Fund.

                                                                      SCHEDULE E
                                                                      ----------

          i. Liaison between the Fund and the transfer agency staff regarding all service and operational issues.

     2.   Proxy Processing
          a.   Coordinate printing of cards with vendor.
          b.   Coordinate mailing of cards with Account Manger and mailroom
          c. Provide daily report totals to Account Manager for client notification.
          d.   Preparation of affidavit of mailing documents.
          e.   Provide one shareholder list.
          f.   Prepare final tabulation letter.

     3.   Blue Sky Processing
          a. Maintain file with additions, deletions, changes and updates at the Fund's direction.
          b. Provide daily and monthly reports to enable the Fund to do necessary state filings.

                                  SCHEDULE F
                                  ----------

                      FEE SCHEDULE FOR THE BRINSON FUNDS
                      ----------------------------------

                ACCOUNTING, ADMINISTRATION, TRANSFER AGENCY AND
                     CUSTODY SERVICES ANNUAL FEE SCHEDULE